Exhibit 10(iii)A(5)

AMENDMENT NO. 1

TO THE

ZEP INC. SUPPLEMENTAL DEFERRED SAVINGS PLAN

THIS AMENDMENT is made and executed by Zep Inc. (the “Company”) on this 7th day of October, 2009, to be effective as set forth herein.

WHEREAS, the Company adopted and maintains the Zep Inc. Supplemental Deferred Savings Plan, effective as of October 31, 2007 (the “Plan”); and

WHEREAS, the Company desires to amend the Plan in certain respects as set forth herein; and

WHEREAS, Section 8.1 of the Plan authorizes the Company (or its designee) to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended in the following respects, such amendments to be effective as of January 1, 2010, except as otherwise expressly set forth herein:

1.         Definitions. Article II of the Plan is hereby amended by adding the following definitions in alphabetical order, and by renumbering the remaining definitions in such Article accordingly:

“Cash Fund” means a deemed investment alternative used for measuring earnings on amounts credited to Participants’ Accounts. Amounts deemed to be invested in the Cash Fund shall be credited with interest at the Prime Rate.

“Committee” means the Compensation Committee of the Board of Directors of the Company.

“Stock Fund” means a deemed investment alternative used for measuring earnings (or losses) on amounts credited to Participants’ Accounts. Amounts deemed to be invested in the Stock Fund shall be credited with earnings (or losses) as if they were invested in Shares, including dividend equivalents to the extent determined by the Plan Administrator from time to time.”

2.         Eligibility to Participate. Section 3.1 of the Plan is hereby amended by deleting such section in its entirety and replacing it with the following language:

“Eligibility to Participate. Prior to the beginning of each Plan Year, the Chief Executive Officer of the Company (or his designee) shall specify the Executives who are eligible to make deferral elections under the Plan for the following Plan Year (the “Eligible Executives”) and assign said Eligible Executives to any of four (4) classifications of eligible Participants for such Plan Year (referred to herein as “Class I Participants”, “Class II Participants”, “Class III Participants”, and “Class IV Participants”), as well as establish the particular eligibility criteria for each such classification. Such eligibility criteria may be based on officer status, reporting (or other) responsibilities, minimum compensation levels, or such other criteria as the Chief Executive Officer (or his designee) deems to be appropriate. If an Eligible Executive elects to participate in this Plan, be referred to as a “Participant.” Each such class of Eligible Executives shall have the same rights with respect to the deferral of compensation under Section 3.2; however, rights with respect to matching and supplemental contributions under Section 4.1 shall vary between the classes of Participants pursuant to the provisions of such section.”

3.         Employer Contribution Credits. Paragraphs 4.1(a) and (b) are hereby deleted in their entirety and replaced with the following language:

“(a)       Matching Subaccount. The Company shall establish a Matching Subaccount for each Participant who is eligible to receive a matching contribution hereunder. Matching contributions shall be credited on an annual basis and shall automatically be credited to the Participant’s Retirement Account. In order to be eligible to receive a matching contribution, an eligible Participant must: (i) be employed with the Company on the last day of the Plan Year to which the matching contribution relates; and (ii) have made deferrals throughout such Plan Year (or the portion of the Plan Year during which the Participant was eligible to participate) equal to a minimum of 1% of his/her base salary. Subject to the foregoing conditions, matching contributions shall be made to the respective classes of eligible Participants as follows:

•

Class I Participants. Unless the Committee otherwise determines as of the end of each Plan Year (or as of such other date determined by the Committee), each Class I Participant shall receive an annual matching contribution equal to 25% of the Class I Participant’s deferrals, up to a maximum deferral percentage equal to 5% of Compensation.

•

Class II Participants. Unless the Committee otherwise determines as of the end of each Plan Year (or as of such other date determined by the Committee), each Class II Participant shall receive an annual matching contribution equal to 25% of the Class II Participant’s deferrals, up to a maximum deferral percentage equal to 5% of Compensation.

•

Class III Participants. Unless the Committee otherwise determines as of the end of each Plan Year (or as of such other date determined by the Committee), each Class III Participant shall receive an annual matching contribution equal to 25% of the Class III Participant’s deferrals, up to a maximum deferral percentage equal to 5% of Compensation.

•	Class IV Participants. Class IV Participants shall not be eligible to receive matching contributions under this Plan.

(b)     Supplemental Subaccount. The Company shall establish a Supplemental Subaccount for each Participant who is eligible to receive a supplemental contribution hereunder. Supplemental contributions shall be credited on an annual basis and shall automatically be credited to the Participant’s Retirement Account. In order to be eligible to receive a supplemental contribution, an eligible Participant must: (i) be employed with the Company on the last day of the Plan Year to which the supplemental contribution relates; and (ii) have made deferrals throughout such Plan Year (or the portion of the Plan Year during which the Participant was eligible to participate) equal to a minimum of 1% of his/her base salary. Subject to the foregoing conditions, supplemental contributions shall be made to the respective classes of eligible Participants as follows:

•

Class I Participants. Unless the Committee otherwise determines as of the end of each Plan Year (or as of such other date determined by the Committee), each Class I Participant shall receive an annual supplemental contribution equal to 5% of the Participant’s Compensation.

•

Class II Participants. Unless the Committee otherwise determines as of the end of each Plan Year (or as of such other date determined by the Committee), each Class II Participant shall receive an annual supplemental contribution equal to 3% of the Participant’s Compensation.

•	Class III Participants. Class III Participants shall not be eligible to receive supplemental contributions under this Plan.

•	Class IV Participants. Class IV Participants shall not be eligible to receive supplemental contributions under this Plan.”

4.         Crediting of Earnings on Participant Deferrals. Article III of the Plan is hereby amended by deleting the last sentence of Section 3.3, adding a new Section 3.4, and renumbering the current Section 3.4 as “Section 3.5”. The new Section 3.4 shall be and read in full as follows:

“3.4     Crediting of Earnings. A Participant’s Deferral Subaccount shall be credited with earnings (or losses) under the Cash Fund or the Stock Fund as elected by the Participant from time to time pursuant to procedures established by the Plan Administrator. Such credits of earnings (or losses) shall be made at such times or intervals as may be determined by the Plan Administrator from time to time. In furtherance, but not in limitation of the foregoing, Participant deferrals which the Participant elects to be credited under the Stock Fund shall be accumulated and credited with additional stock and earnings (or losses) at such times as determined by the Plan Administrator, which (unless otherwise determined by the Plan Administrator) shall generally be as soon as administratively practical following the 15th day of the first month following the close of the calendar quarter, or (if the Company’s common stock is not publicly traded on such date) on the closest preceding day on which the Company’s common stock is traded. During such accumulation period, deferred amounts to be credited under the Stock Fund shall be credited with interest at the Prime Rate.”

5.         Plan Administration. Section 6.1 of the Plan is hereby amended, effective as of October 6, 2009, by deleting such section in its entirety and replacing it with the following language:

“6.1     Plan Administrator. The Plan Administrator shall be the Committee or its designee(s). The Committee may delegate any of its authority and responsibility to one or more officers of the Company or other individuals as the Committee determines to be appropriate.”

6.         Amendment. Section 8.1 of the Plan is hereby amended, effective as of October 6, 2009, by deleting the first sentence of such section and replacing it with the following sentence:

“Subject to Section 8.3, the Committee (or its designee) shall have the right in its sole discretion to amend this Plan in any manner at any time; provided, however, that no such amendment shall reduce a Participant’s vested interest in his/her Account at the time of such amendment.”

7.         Except as expressly amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer, to be effective as set forth herein.

ZEP INC.

By:	/s/ Robert P. Collins
Robert P. Collins
Vice President and Chief Administrative Officer